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                                                                    Exhibit 23.7

                    Consent of Deutsche Bank Securities Inc.

We hereby consent to the inclusion of the opinion of Deutsche Bank Securities Inc. dated January 22, 2004 as Annex C to the proxy statement/prospectus filed as part of NCO Group, Inc.'s Registration Statement on Form S-4 (the "Registration Statement"). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                             /s/ Deutsche Bank Securities Inc.

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                             Deutsche Bank Securities Inc.

New York, New York
February 10, 2004